Exhibit 1(f)

BLACKROCK FUNDSSM

(A Massachusetts Business Trust)

AMENDED AND RESTATED CERTIFICATE OF CLASSIFICATION OF SHARES

The undersigned, Secretary of BlackRock FundsSM (the “Trust”), does hereby certify to the following:

WHEREAS, the Declaration of Trust of the Trust, dated the 22nd day of December, 1988, as amended (the “Declaration”), provides in Section 5.1 that (a) the shares of beneficial interest in the Trust shall be of one class, par value $0.001 (each, a “Share” and collectively, the “Shares”), provided that, subject to the terms of the Declaration and the requirements of applicable law, the Trustees of the Trust (the “Trustees”) have the power to classify or reclassify any unissued Shares into any number of additional classes of Shares, (b) the Trustees may further classify or reclassify any class of Shares into one or more series of such class, (c) the Trustees shall give each class of Shares an alphabetical designation and may give any class of Shares such supplementary designation as the Trustees may deem appropriate and (d) more than one class of Shares may have the same alphabetical designation.

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, the Trustees have, from time to time, divided the Shares into several classes, each with an alphabetical designation and a supplementary designation (each, a “Portfolio” and collectively, the “Portfolios”), and have divided each of such Portfolios into one or more series of such Portfolios, having the same alphabetical designation and having a supplementary designation (each, a “Class” and collectively, the “Classes”), each as determined by the Trustees;

WHEREAS, in accordance with the terms of the Declaration, the Trustees have from time to time changed the supplementary designation of certain Portfolios, classified and reclassified Classes of Shares, added additional Portfolios and Classes and terminated certain Portfolios and Classes;

WHEREAS, the Trust has from time to time prepared a certification of classification of shares with respect to such designations and changes to such designations (each, a “Certification,” and collectively, the “Certifications”);

NOW THEREFORE, in order to incorporate the prior actions of the Trustees with respect to the Portfolios and Classes of the Trust into one instrument and to facilitate the administration of the Trust, the Trust is amending and restating all prior Certifications into this Amended and Restated Certification of Classification of Shares, as follows:

1. The following Portfolios and Classes of such Portfolios have heretofore been established and designated by the Trustees in accordance with the Declaration and remain in effect on the date hereof:

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
BlackRock Advantage Emerging Markets Fund	DDDD	Investor A	DDDD-2
		Investor C	DDDD-5
		Institutional	DDDD-3
		Class K	DDDD-18

BlackRock Advantage International Fund	III	Investor A	III-2
		Investor C	III-5
		Institutional	III-3
		Class K	III-18
		Class R	III-13
		Service	III-1

BlackRock Advantage Large Cap Growth Fund	DD	Investor A	DD-2
		Investor C	DD-5
		Institutional	DD-3
		Class K	DD-18
		Class R	DD-13
		Service	DD-1

BlackRock Advantage Small Cap Core Fund	LLLL	Investor A	LLLL-2
		Investor C	LLLL-5
		Institutional	LLLL-3
		Class K	LLLL-18

BlackRock Advantage Small Cap Growth Fund	T	Investor A	T-2
		Investor C	T-5
		Institutional	T-3
		Class K	T-18
		Class R	T-13
		Service	T-1

BlackRock All-Cap Energy & Resources Portfolio	HHH	Investor A	HHH-2
		Investor C	HHH-5
		Institutional	HHH-3
		Class R	HHH-13
		Service	HHH-1

BlackRock China A Opportunities Fund	LLLLL	Institutional	LLLLL-3
		Class K	LLLLL-18

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio

BlackRock Commodity Strategies Fund	CCCC	Investor A	CCCC-2
		Investor C	CCCC-5
		Institutional	CCCC-3
		Class K	CCCC-18

BlackRock Emerging Markets Dividend Fund	ZZZ	Investor A	ZZZ-2
		Investor C	ZZZ-5
		Institutional	ZZZ-3
		Class K	ZZZ-18

BlackRock Emerging Markets Equity Strategies Fund	YYYY	Investor A	YYYY-2
		Investor C	YYYY-5
		Institutional	YYYY-3
		Class K	YYYY-18

BlackRock Energy & Resources Portfolio	GGG	Investor A	GGG-2
		Investor C	GGG-5
		Institutional	GGG-3
		Class R	GGG-13
		Service	GGG-1

BlackRock Exchange Portfolio	AAA	BlackRock	AAA-6

BlackRock Global Long/Short Equity Fund	JJJJ	Investor A	JJJJ-2
		Investor C	JJJJ-5
		Institutional	JJJJ-3
		Class K	JJJJ-18

BlackRock Health Sciences Opportunities Portfolio	FFF	Investor A	FFF-2
		Investor C	FFF-5
		Institutional	FFF-3
		Class K	FFF-18
		Class R	FFF-13
		Service	FFF-1

BlackRock High Equity Income Fund	II	Investor A	II-2
		Investor C	II-5
		Institutional	II-3
		Class R	II-13
		Service	II-1

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
BlackRock Impact U.S. Equity Fund	WWWW	Investor A	WWWW-2
		Investor C	WWWW-5
		Institutional	WWWW-3
		Class K	WWWW-18

BlackRock International Dividend Fund	HH	Investor A	HH-2
		Investor C	HH-5
		Institutional	HH-3
		Class K	HH-18
		Class R	HH-13
		Service	HH-1

BlackRock Mid-Cap Growth Equity Portfolio	EE	Investor A	EE-2
		Investor C	EE-5
		Institutional	EE-3
		Class K	EE-18
		Class R	EE-13
		Service	EE-1

BlackRock Money Market Portfolio	A	Investor A	A-2
		Investor C	A-5
		Institutional	A-3
		Service	A-1

BlackRock Real Estate Securities Fund	HHHH	Investor A	HHHH-2
		Investor C	HHHH-5
		Institutional	HHHH-3

BlackRock Short Obligations Fund	FFFF	Investor A	FFFF-2
		Institutional	FFFF-3
		Class K	FFFF-18

BlackRock Tactical Opportunities Fund	E	Investor A	E-2
		Investor C	E-5
		Institutional	E-3
		Class K	E-18
		Class R	E-13
		Service	E-1

BlackRock Technology Opportunities Fund	OO	Investor A	OO-2

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
		Investor C	OO-5
		Institutional	OO-3
		Class R	OO-13
		Service	OO-1

BlackRock Total Emerging Markets Fund	MMMM	Investor A	MMMM-2
		Investor C	MMMM-5
		Institutional	MMMM-3

BlackRock Total Factor Fund	KKKK	Investor A	KKKK-2
		Investor C	KKKK-5
		Institutional	KKKK-3
		Class K	KKKK-18

iShares Developed Real Estate Index Fund	TTTT	Investor A	TTTT-2
		Institutional	TTTT-3
		Class K	TTTT-18

iShares Edge MSCI Min Vol EAFE Index Fund	DDDDD	Institutional	DDDDD-3
		Class K	DDDDD-18

iShares Edge MSCI Min Vol USA Index Fund	CCCCC	Institutional	CCCCC-3
		Class K	CCCCC-18

iShares Edge MSCI Multifactor Intl Index Fund	BBBBB	Institutional	BBBBB-3
		Class K	BBBBB-18

iShares Edge MSCI Multifactor USA Index Fund	AAAAA	Institutional	AAAAA-3
		Class K	AAAAA-18

iShares Edge MSCI USA Momentum Factor Index Fund	FFFFF	Institutional	FFFFF-3
		Class K	FFFFF-18

iShares Edge MSCI USA Quality Factor Index Fund	GGGGG	Institutional	GGGGG-3
		Class K	GGGGG-18

iShares Edge MSCI USA Size Factor Index Fund	HHHHH	Institutional	HHHHH-3
		Class K	HHHHH-18

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
iShares Edge MSCI USA Value Factor Index Fund	IIIII	Institutional	IIIII-3
		Class K	IIIII-18

iShares MSCI Asia ex Japan Index Fund	QQQQ	Institutional	QQQQ-3
		Class K	QQQQ-18

iShares MSCI Developed World Index Fund	RRRR	Institutional	RRRR-3
		Class K	RRRR-18

iShares Municipal Bond Index Fund	KKKKK	Investor A	KKKKK-2
		Institutional	KKKKK-3
		Class K	KKKKK-18
		Class P	KKKKK-20

iShares Russell Mid-Cap Index Fund	SSSS	Investor A	SSSS-2
		Institutional	SSSS-3
		Class K	SSSS-18

iShares Russell Small/Mid-Cap Index Fund	UUUU	Investor A	UUUU-2
		Institutional	UUUU-3
		Class K	UUUU-18

iShares Short-Term TIPS Bond Index Fund	XXXX	Investor A	XXXX-2
		Institutional	XXXX-3
		Class K	XXXX-18

iShares Total U.S. Stock Market Index Fund	VVVV	Investor A	VVVV-2
		Institutional	VVVV-3
		Class K	VVVV-18

2. The Trust is authorized to issue an unlimited number of Shares of beneficial interest of each such Portfolio and Class.

3. All consideration received by the Trust for the issue or sale of Shares of a Class of a Portfolio shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all other Classes of that Portfolio, together with all income, earnings, profits and proceeds thereof, including: (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Trust allocated to Shares of that Portfolio by the Trustees in accordance with the Declaration; and each Class of the Portfolio shall share on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Trust) with such other Classes of Shares of such Portfolio in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form.

4. In determining the income attributable to each Portfolio: any general expenses and liabilities of the Trust allocated by the Trustees to the Portfolios of the Trust shall be allocated among all Portfolios on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Trust), and any expenses and liabilities of the Trust allocated by the Trustees to a Portfolio shall be allocated among the Classes of such Portfolio on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Trust), except that to the extent permitted by rule or order of the Securities and Exchange Commission, Shares of a Class shall bear all: (1) expenses and liabilities relating to Shares of that Class payable under the Trust’s Distribution and Service Plan with respect to those Shares and (2) other expenses and liabilities directly attributable to such Shares of a Class which the Trustees determine should be borne solely by such Shares.

5. Shares shall (1) have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and such further terms and conditions as determined by the Trustees and set forth in the Trust’s Prospectus and Statement of Additional Information with respect to such Shares and (2) be subject to the terms of the Declaration, as the same may be amended from time to time and shall have the same voting powers, provided that: (i) when expressly required by law, or when otherwise permitted by the Trustees acting in their sole discretion, Shares shall be voted by individual Portfolio and/or Class; and (ii) only Shares of the respective Portfolio or Portfolios or Class or Classes, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Declaration, Shares of each Portfolio shall be subject to the express right of the Trust to redeem Shares of such Portfolio or Class of such Portfolio at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the holders of the Shares of such Portfolio or Class of such Portfolio, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price; and

6. Each Share of each Portfolio issued for the purchase price established in its Prospectus will be validly issued, fully paid and non-assessable.

(signature page follows)

WITNESS my hand as of this 3rd day of January, 2019

/s/ Benjamin Archibald
Benjamin Archibald, Secretary

The Declaration establishing the Trust, a copy of which, together with all amendments thereto is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, “BlackRock FundsSM,” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of BlackRock FundsSM shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the “Trust Property” only shall be liable.